UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 14, 2006

Occam Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-30741	77-0442752
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

77 Robin Hill Road

Santa Barbara, California 93117

(Address of Principal Executive Offices, including Zip Code)

(805) 692-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 — Entry into a Material Definitive Agreement.

On August 14, 2006, Occam Networks, Inc. (the “Company”) held its annual meeting of stockholders. At the meeting, Occam’s stockholders approved, among other things (i) the Company’s 2006 Equity Incentive Plan, (ii) the Company’s 2006 Employee Stock Purchase Plan, and (iii) a form of indemnification agreement for directors and officers of the Company. The Company’s Board of Directors had previously approved the plans and the form of indemnification agreement.

Summaries of the terms of the plans and the indemnification agreement, and copies of the plans and agreement themselves, were included in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on July 6, 2006.

The Company’s 2006 Equity Incentive Plan and 2006 Employee Stock Purchase Plan have not yet been qualified under the General Corporation Law of California and the plans will not be effective until they are so qualified, or such qualification is pre-empted by the re-listing of the Company’s common stock on the Nasdaq Global Market. The Company has applied for the re-listing of its common stock on the Nasdaq Global Market but there can be no assurance that such re-listing will be granted. The Company’s 2000 Stock Incentive Plan will remain in effect until the Company’s 2006 Equity Incentive Plan becomes effective.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Occam Networks, Inc.

By:	/s/ CHRISTOPHER B. FARRELL
Christopher B. Farrell Chief Financial Officer

Date: August 15, 2006